Exhibit 99.(J)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Miscellaneous Information – Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated May 30, 2025, and each included in this Post-Effective Amendment No. 939 to the Registration Statement (Form N-1A, File No. 333-132380), of WisdomTree Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated May 30, 2024, with respect to the financial statements and financial highlights of WisdomTree Europe Hedged Equity Fund, WisdomTree Europe Hedged SmallCap Equity Fund, WisdomTree International Hedged Quality Dividend Growth Fund, WisdomTree Japan Hedged Equity Fund, and WisdomTree Japan Hedged SmallCap Equity Fund (five of the funds constituting WisdomTree Trust (the “Trust”)) included in the Annual Report to Shareholders (Form N-CSR) for the year ended March 31, 2024, into this Registration Statement filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

May 30, 2025